Exhibit 10.24
AGREEMENT
     THIS AGREEMENT (this “Agreement”) is made as of April 24, 2008 among SILICON MOUNTAIN HOLDINGS, INC., a Colorado corporation (“Holdings”), SILICON MOUNTAIN MEMORY, INCORPORATED, a Colorado corporation (“SMM”), and LAURUS MASTER FUND, LTD., a Cayman Islands company (“Investor” and together with Investor’s permitted assigns, “Laurus”).
     WHEREAS, SMM owns 100% of the issued and outstanding capital stock of VCI Systems, Inc., a Colorado corporation (“SMM Subsidiary”)
     WHEREAS, Holdings owns and holds 100% of the issued and outstanding shares of capital stock of/equity in/ownership interest in SMM. The outstanding shares of capital stock of/equity in/ownership interest in SMM from time to time is referred to herein as the “SMM Capital Stock”.
     WHEREAS, SMM has issued a Common Stock Purchase Warrant (as amended, restated, modified and/or supplemented from time to time, the “Warrant”) to Laurus to purchase up to 25% of the common stock of SMM.
     WHEREAS, Laurus, Holdings, SMM and SMM Subsidiary entered into a Security and Purchase Agreement dated September 25, 2006 (the “Security Agreement”).
     NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:
1.	Tag-Along Rights. (a) From and after the date hereof, in the event that the Holdings desires to sell, transfer, or otherwise dispose of all or any of the SMM Capital Stock, as the case may be (the “Subject Securities”), to any person (a “Sale Transaction”), then it shall be a condition to the sale of the Subject Securities that such proposed transferee also offer in writing to Laurus (the “Purchase Offer”) to purchase the Applicable Portion (as hereafter defined) of the total amount SMM Capital Stock held and/or issuable to Laurus upon exercise of the Warrant, giving effect to all permitted adjustments therein (such total amount, the “Laurus Securities”) upon the same terms and conditions as the Sale Transaction (the “Tag Along Terms”). Laurus shall have thirty (30) days from the date of receipt of the Purchase Offer (which shall contain a description with reasonable specificity of the material terms and conditions of such Tag Along Terms), in which to accept such Purchase Offer, and the closing of such purchase shall occur on the date of closing of sale of the Subject Securities (as specified in the Purchase Offer). Laurus shall be deemed to have rejected a Purchase Offer if such Purchase Offer is not affirmatively accepted in writing by Laurus within such thirty (30) day period, in which event the transfer of the Subject Securities may be consummated on the Tag Along Terms at any time within ninety (90) days of the expiration of such thirty (30) day period, without again making a new Purchase Offer. Any sale or transfer on terms and conditions more favorable than those described in the Purchase Offer shall again be subject to the “tag along” rights of Laurus set forth above and shall require compliance by Holdings with the procedures described in this Section 1.

(b) For purposes hereof, the term “Applicable Portion” shall mean in the case of any Purchase Offer, such portion of the Laurus Securities as of the date of the related Purchase Offer that bears the same proportion to the Laurus Securities as the Subject Securities bears to the aggregate amount of SMM Capital Stock held by the Holdings as of the date of the related Purchase Offer.

(c) To the extent that any prospective purchaser or purchasers prohibit such assignment or otherwise refuses to purchase SMM Capital Stock from Laurus exercising rights of co-sale hereunder, Holdings shall not sell to such prospective purchaser or purchasers the Subject Securities unless and until, simultaneously with such sale, Holdings shall purchase the Applicable Portion of Laurus Securities from Laurus (to the extent acceptable to Laurus) and remit to Laurus that portion of the sale proceeds to which Laurus would have otherwise been entitled to by reason of its participation.

(d) Any attempt by Holdings to transfer Subject Securities in violation of this Section 1 shall be null and void and each of Holdings and SMM agree that neither will affect such a transfer, nor will either treat any alleged transferee as the holder of such Subject Securities without the written consent of Laurus.

(e) Neither the acceptance or non-acceptance by Laurus of a Purchase Offer pursuant to Section 1(a) above, nor the consummation of a Sale Transaction, shall in any way be deemed to be the “written consent” of Laurus to such Sale Transaction to the extent written consent to such Sale Transaction is otherwise required under the terms and conditions of the Security Agreement and/or any Ancillary Agreements referred to therein.

2.	Term of Agreement. This Agreement shall be effective for so long as Laurus holds the Warrant or any portion thereof or any shares of SMM’s common stock acquired upon the exercise of the Warrant in whole or in part.

3.	Governing Law. This Agreement shall be governed by and construed and enforced in all respects in accordance with the laws of the State of New York.

4.	Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one and the same agreement. Any signature delivered by a party by facsimile transmission or by sending a scanned copy by electronic mail shall be deemed an original signature hereto.
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SILICON MOUNTAIN HOLDINGS, INC.
By:
Name:
Title:

SILICON MOUNTAIN MEMORY, INCORPORATED
By:
Name:
Title:

LAURUS MASTER FUND, LTD. By: Laurus Capital Management, LLC its investment manager
By:
Name:
Title:

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